Pricing Supplement dated May 13, 2009
            to the Product Prospectus Supplement dated April 3, 2009,
                    the Prospectus dated January 5, 2007 and
                the Prospectus Supplement dated February 28, 2007

  [RBC LOGO]               $

                           Royal Bank of Canada

                           Buffered Bullish Digital Notes
                           Linked to a Basket of ETFs, due November 15, 2010



     Royal Bank of Canada is offering the Buffered Bullish Digital Notes (the "Notes") linked to the performance of a basket of the two Reference Assets named below. The prospectus dated January 5, 2007, the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 3, 2009 describe terms that will apply generally to the Notes, including any notes you purchase. Capitalized terms used but not defined in this pricing supplement shall have the meanings given to them in the product prospectus supplement. In the event of any conflict, this pricing supplement will control. The Notes vary from the notes described in the product prospectus supplement in several important ways. You should read this pricing supplement carefully.

Issuer:                    Royal Bank of Canada ("Royal Bank")

Issue:                     Senior Global Medium-Term Notes, Series C

Underwriter:               RBC Capital Markets Corporation

Reference Assets:          The payment at maturity on the notes is linked to the
                           value of a weighted basket (the "Basket") consisting of two ETFs (each a "Reference Asset", and together, the "Basket"). Such weightings will be achieved by providing a Component Weight for each Reference
                           Asset,

                           Basket                       Bloomberg Ticker    Component Weight   Initial Reference Level
                           ------                       ----------------    ----------------   -----------------------
                           iShares(R) FTSE/Xinhua             FXI                 50%                  34.37
                           China Index Fund
                           iShares(R) MSCI Brazil             EWZ                 50%                  50.29
                           Index Fund

                           Where, the Initial Basket Level is the weighted average of the closing prices of the Basket on the Pricing Date.

Currency:                  U.S. Dollars

Minimum Investment:        $1,000, and $1,000 increments in excess thereof (the
                           "Principal Amount")

Pricing Date:              May 12, 2009

Issuance Date:             May 15, 2009

Digital Coupon:            25.00%

CUSIP:                     78008GW57

Observation Dates:         Inapplicable

Automatic Call:            Inapplicable

Payment at Maturity (if    Payment at Maturity will be based on the performance
held to maturity):         of the Reference Assets and will be calculated in the
                           following manner:

                           If, at maturity, the Final Basket Level is greater than the Initial Basket Level, then the investor will receive an amount equal to (a) the Principal Amount plus (b) the Principal Amount multiplied by the Digital Coupon.

                           If, at maturity, the Final Basket Level is less than or equal to the Initial Basket Level but not less than the Initial Basket Level by more than the Buffer Percentage, then the investor will receive the Principal Amount only.

                           If, at maturity, the Final Basket Level is below the Initial Basket Level by more than the Buffer Percentage, then the investor will receive less than all of their Principal Amount, in an amount equal to:

                              Principal Amount + (Principal Amount x (Percentage Change + Buffer Percentage))

Basket Performance:        The Basket Performance is based on the average
                           weighted return of the Reference Assets on the Final
                           Valuation Date.

Percentage Change:         The Percentage Change, expressed as a percentage, is
                           calculated using the following formula:

                                Final Basket Level - Initial Basket Level
                            --------------------------------------------------
                                           Initial Basket Level

Final Valuation Date:      November 9, 2010, subject to extension for market and
                           other disruptions

Maturity Date:             November 15, 2010, subject to extension for market
                           and other disruptions

Term:                      Eighteen (18) months

Final Basket Level:        The weighted average of the closing levels of the
                           Reference Assets on the Final Valuation Date.

Buffer:                    80% of 42.33, the Initial Basket Level

Buffer Percentage:         20%

Buffer Level:              33.864 (80% of  the Initial ETF Basket Price)

Principal at Risk:         These Notes are NOT principal protected. Investors in
                           these Notes may lose a substantial portion their Principal Amount at maturity if there is a decrease in one or both of the Basket Levels from the Pricing
                           Date to the Final Valuation Date.

U.S. Tax Treatment:        The United States federal income tax consequences of
                           your investment in the Notes are uncertain and the Internal Revenue Service could assert that the Notes should be taxed in a manner that is different than described in the following sentence. By purchasing a note, each holder agrees (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to treat the notes as a prepaid cash-settled derivative contract for U.S.
                           federal income tax purposes.

Secondary Market:          RBC Capital Markets Corporation (or one of its
                           affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Settlement Date. The amount that investors may receive upon sale of their Notes prior to maturity may be less than the principal amount of their notes.

Listing: The notes will not be listed on any securities exchange or quotation system.

Clearance and              DTC global (including through its indirect
Settlement:                participants Euroclear and Clearstream, Luxembourg as
                           described under "Description of Debt Securities --
                           Ownership and Book-Entry Issuance" in the accompanying prospectus).

Terms Incorporated in      All of the terms appearing above the item captioned
the Master Note:           "Secondary Market" on the cover page of this pricing
                           supplement and the terms appearing under the caption
                           "General Terms of the Notes" in the product prospectus supplement, as modified by this pricing supplement, with respect to the Buffered Bullish
                           Notes with Digital Coupons dated April 3, 2009.


Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-4 of the product prospectus supplement dated April 3, 2009.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                                                              Per note           Total
                                                                                              --------           -----
Price to public.......................................................................     100%             $1,510,000
Underwriting discounts and commission.................................................     1%               $15,100
Proceeds to Royal Bank................................................................     99%              $1,494,900


RBC Capital Markets Corporation, which we refer to as RBCCM, acting as agent for Royal Bank of Canada, received a commission of $10.00 per $1,000 in principal amount of the notes and used a portion of that commission to allow selling concessions to other dealers of $10.00 per $1,000 in principal amount of the notes. The price of the notes also included a profit of $18.30 per $1,000 in principal amount earned by Royal Bank of Canada in hedging its exposure under the notes. The total of the commission received by RBCCM, which includes concessions to be allowed to other dealers, and the hedging profits of Royal Bank Canada, was $28.30 per $1,000 in principal amount of the notes. As a result, you may experience an immediate and substantial decline in the market value of your notes on the Issue Date.

We may use this pricing supplement in the initial sale of the Notes. In addition, RBC Capital Markets Corporation or another of our affiliates may use this pricing supplement in a market-making transaction in the Notes after its initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this pricing supplement is being used in a market-making transaction.

                         ADDITIONAL TERMS OF YOUR NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated April 3, 2009, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated May 7, 2009, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus dated January 5, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
o34295e424b3.htm

Prospectus Supplement dated February 28, 2007:
http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
o35030e424b3.htm

Product Prospectus Supplement dated April 3, 2009:
http://www.sec.gov/Archives/edgar/data/1000275/000121465909000802/
a4291424b5.txt

Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.

                              Hypothetical Returns

The examples set out below are included for illustration purposes only. The levels of the Reference Assets used to illustrate the calculation of the Percentage Change are not estimates or forecasts of the Initial Basket Levels and Final Basket Level (each as defined in "Payment Under the Notes-- Calculation of Percentage Change") on which the calculation of the Percentage Change will depend. All examples assume that a holder has purchased Notes with an aggregate Principal Amount of $1,000, a Buffer Percentage of 20% (Buffer Level is 80% of the Initial Basket Level), a Digital Coupon of 25% and that no market disruption event has occurred.


Example 1--    Calculation of the Payment at Maturity where the Percentage
               Change is positive.
               Percentage Change:       2%
               Payment at Maturity:     $1,000 + ($1,000 x 2%) = $1,000 + $20 =
                                        $1,020; but because, at maturity, the
                                        Percentage Change is positive, the
                                        Payment at Maturity will equal the
                                        Principal Amount plus the Digital Coupon amount totaling $1,250.
               On a $1,000 investment, a 2% Percentage Change results in a Payment at Maturity of $1,250, a 25% return on the Notes.



Example 2--    Calculation of the Payment at Maturity where the Percentage
               Change is greater than the Digital Coupon.
               Percentage Change:       30%
               Payment at Maturity:     $1,000 + ($1,000 x 30%) = $1,000 + $300
                                        = $1,300; but because, at maturity, the
                                        Percentage Change is greater than the
                                        Digital Coupon, the Payment at Maturity
                                        will be limited to the Principal Amount
                                        plus the Digital Coupon amount totaling
                                        $1,250.
               On a $1,000 investment, a 30% Percentage Change results in a Payment at Maturity of $1,250, a 25% return on the Notes.



Example 3--    Calculation of the Payment at Maturity where the Percentage
               Change is negative but not less than the Buffer Percentage.
               Percentage Change:       -10%
               Payment at Maturity:     At maturity, the Percentage Change is
                                        negative BUT not less than the Buffer
                                        Percentage, therefore, the Payment at
                                        Maturity will equal the Principal
                                        Amount.
               On a $1,000 investment, a -10% Percentage Change results in a Payment at Maturity of $1,000, a 0% return on the Notes.



Example 4--    Calculation of the Payment at Maturity where the Percentage
               Change is negative and is less than the Buffer Percentage.
               Percentage Change:       -25%
               Payment at Maturity:     $1,000 + [$1,000 x (-25% + 20%)] =
                                        $1,000 - $50 = $950
               On a $1,000 investment, a -25% Percentage Change results in a Payment at Maturity of $950, a -5% return on the Notes.

The iShares(R) FTSE/Xinhua China Index Fund


The iShares(R) FTSE/Xinhua China 25 Index Fund is an exchange-traded fund managed by iShares(R), Inc. ("iShares"), a registered investment company, that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index. The iShares(R) FTSE/Xinhua China 25 Index Fund pursues a "representative sampling" strategy in attempting to track the performance of the FTSE/Xinhua China 25 Index, and generally does not hold all of the equity securities included in the FTSE/Xinhua China 25 Index. The iShares(R) FTSE/Xinhua China 25 Index Fund invests in a representative sample of securities in the FTSE/Xinhua China 25 Index, which have a similar investment profile as the FTSE/Xinhua China 25 Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the FTSE/Xinhua China 25 Index.

iShares consists of numerous separate investment portfolios, including the iShares(R) FTSE/Xinhua China 25 Index Fund. It is possible that this fund may not fully replicate the performance of the FTSE/Xinhua China 25 Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission's website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The FTSE/Xinhua China 25 Index

We have derived all information contained in this pricing supplement regarding the FTSE/Xinhua China 25 Index from publicly available information. Such information reflects the policies of, and is subject to change by, FTSE/Xinhua Index Limited ("FXIL"), a joint venture of FTSE International Limited ("FTSE") and Xinhua Financial Network Limited ("Xinhua"). We make no representation or warranty as to the accuracy or completeness of such information. FTSE/Xinhua China 25 Index is calculated, maintained and published by FXIL. FXIL has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

The FTSE/Xinhua China 25 Index is designed to represent the performance of the mainland Chinese market that is available to international investors. The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars ("HKD") and currently is based on the 25 largest and most liquid Chinese stocks (called "H" shares and "Red Chip" shares), listed and trading on the Hong Kong Stock Exchange ("HKSE"). "H" shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese Government for listing and trading on the HKSE. "Red Chip" shares are securities of companies incorporated outside the People's Republic of China, which are substantially owned, directly or indirectly, by Chinese state-owned enterprises. Both "H" shares and "Red Chip" shares are quoted and traded in Hong Kong Dollars. The only Chinese investors permitted to trade "H" shares and "Red Chip" shares are those who are approved by the Government, however, there are no such restrictions on international investors. All classes of equity in issue are eligible for inclusion in the FTSE/Xinhua China 25 Index, subject to certain restrictions, however, each constituent must also be a constituent of the FTSE All World Index. Companies whose business is that of holding equity securities and other investments, exchange traded funds, and funds whose prices are a direct derivation of underlying holdings (e.g. mutual funds) are not eligible for inclusion.

The FTSE/Xinhua China 25 Index is reported by Bloomberg L.P. under the ticker symbol "XIN0I."

The iShares(R) MSCI Brazil Index Fund

The iShares(R) MSCI Brazil Index Fund is an exchange-traded fund managed by iShares(R), a registered investment company, that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Brazil China Index. iShares consists of numerous separate investment portfolios, including the iShares(R) MSCI Brazil China Index Fund. It is possible that this fund may not fully replicate the performance of the MSCI Brazil Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission's website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

The MSCI Brazil Index is calculated by or on behalf of Morgan Stanley Capital International Inc. ("MSCI"). MSCI does not issue, sponsor, endorse, sell or promote the iShares(R) MSCI Brazil Index Fund. MSCI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. MSCI has no obligation or liability in connection with the operation, marketing or sale of the Notes.

The iShares(R) MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index. The MSCI Brazil Index was developed by MSCI as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil. The iShares(R) MSCI Brazil Index Fund pursues a "representative sampling" strategy in attempting to track the performance of the MSCI Brazil Index, and generally does not hold all of the equity securities included in the MSCI Brazil Index. The iShares(R) MSCI Brazil Index Fund invests in a representative sample of securities in the MSCI Brazil Index, which have a similar investment profile as the MSCI Brazil Index. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Brazil Index. The iShares(R) MSCI Brazil Index Fund will generally invest at least 90% of its assets in the securities of the MSCI Brazil Index and ADRs based on securities of the MSCI Brazil Index, and at least 90% of its assets in the securities of the MSCI Brazil Index or in securities included in the Brazilian market, but not in the MSCI Brazil Index, or in ADRs, GDRs or EDRs based on the securities in the MSCI Brazil Index. The iShares(R) MSCI Brazil Index Fund may invest its other assets in futures contracts, other types of options and swaps related to the MSCI Brazil Index, as well as cash and cash equivalents, including share of money market funds affiliated with BGFA.

The MSCI Brazil Index

All information in this free writing prospectus regarding the MSCI Brazil Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI or any of its affiliates (the "MSCI Brazil Index Sponsor"). The MSCI Brazil Index Sponsor owns the copyright and all other rights to the MSCI Brazil Index. The MSCI Brazil Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the MSCI Brazil Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the MSCI Brazil Index is not an indication of future performance. Future performance of the MSCI Brazil Index may differ significantly from historical performance, either positively or negatively.

The MSCI Brazil Index is published by MSCI and is intended to measure the performance of equity markets in Brazil. The Index is a free float-adjusted market capitalization index with a base date of December 31, 1987 and an initial value of 100. Component companies must meet objective criteria for inclusion in the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. The MSCI Brazil Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours. The MSCI Brazil Index is published by Bloomberg under the index symbol "MXBR".

The MSCI Brazil Index is part of the MSCI Equity Indices series. MSCI aims to include in its indices 85% of the free float-adjusted market capitalization in each industry sector, within each country included in an index.

Historical Information

The graphs below set forth the historical performance of each Reference Asset. In addition, below the graph is a table setting forth the intra-day high, intra-day low and period-end closing price of the Reference Assets. The information provided in these tables is for the four calendar quarters of 2006, 2007, and 2008, the first quarter of 2009, as well as for the period from April 1, 2009 through May 12, 2009.

We obtained the information regarding the historical performance of each Reference Asset in the chart below from Bloomberg Financial Markets and Factset Research Systems Inc.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and Factset Research Systems Inc. The historical performance of each Reference Asset should not be taken as an indication of future performance, and no assurance can be given as to the level of the Reference Assets on the Final Valuation Date. We cannot give you assurance that the performance of Reference Assets will result in any return in addition to your initial investment.

                     iShares FTSE/Xinhua China 25 Index Fund
                                   ('05 - '08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day           Low Intra-Day Level        Period-End Closing
 Start Date             Date                Level of the             of the Reference             Level of the
                                         Reference Asset in             Asset in ($)           Reference Asset in
                                                ($)                                                    ($)
 ----------             ----                    ---                      ----------                    ---
   1/1/2006           3/31/2006               25                          20.8                       24.76
   4/1/2006           6/30/2006               27.9667                     21.7333                    25.6
   7/1/2006           9/29/2006               27.4333                     24.3667                    27.1167
  9/30/2006          12/29/2006               37.6333                     26.9733                    37.15

   1/1/2007           3/30/2007               39.3467                     29.9233                    34.1433
  3/31/2007           6/29/2007               43.4667                     34.4667                    42.95
  6/30/2007           9/28/2007               61.1767                     37.07                      60
  9/29/2007          12/31/2007               73.1867                     53.75                      56.8167

   1/1/2008           3/31/2008               60.0167                     39.9467                    45.0467
   4/1/2008           6/30/2008               54.9967                     43                         43.6133
   7/1/2008           9/30/2008               47.7433                     30.25                      34.47
  10/1/2008          12/31/2008               34.59                       19.35                      29.09

   1/1/2009           3/31/2009               32.1999                     22.69                      28.53
   4/1/2009           5/12/2009               38                          28.27                      34.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        iShares MSCI Brazil (Free) Index
                                   ('01 - '08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day           Low Intra-Day Level        Period-End Closing
 Start Date             Date                Level of the             of the Reference             Level of the
                                         Reference Asset in             Asset in ($)           Reference Asset in
                                                ($)                                                    ($)
 ----------             ----                    ---                     ------------               ------------
   1/1/2006           3/31/2006               42.6386                     33.4101                    39.4308
   1/4/2006           6/30/2006               46.3892                     31.0906                    38.6116
   7/1/2006           9/29/2006               40.6152                     34.5353                    37.9701
  9/30/2006          12/29/2006               46.4218                     37.5358                    46.3131

   1/1/2007           3/30/2007               49.4072                     39.3439                    48.6559
  3/31/2007           6/29/2007               62.624                      48.2902                    60.7161
  6/30/2007           9/28/2007               73.8736                     46.0758                    72.7071
  9/29/2007          12/31/2007               86.6653                     70.1863                    80.1953

   1/1/2008           3/31/2008               88.2149                     63.5998                    76.5483
   4/1/2008           6/30/2008              101.5708                     76.9955                    88.7316
   7/1/2008           9/30/2008               88.4136                     48.3557                    55.9579
  10/1/2008          12/31/2008               56.2858                     26.4734                    34.99

   1/1/2009           3/31/2009               41.03                       31.14                      37.7
   4/1/2009           5/12/2009               51.82                       37.24                      50.29


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

This pricing supplement relates only to the Notes offered hereby and do not relate to the FXI Shares or the EWZ Shares. We have derived all disclosures contained in these pricing supplement regarding iShares from the publicly available documents described in the preceding paragraphs under the headings The iShares(R) FTSE/Xinhua China 25 Index Fund (the "FXI Shares") and The iShares(R) MSCI Brazil Index Fund (the "EWZ Shares"). In connection with the offering of the Notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares, the FXI Shares or the EWZ Shares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares, the FXI Shares or the EWZ Shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs under the headings "The iShares(R) FTSE/Xinhua China 25 Index Fund" and "The iShares(R) MSCI Brazil Index Fund") that would affect the trading price of the FXI Shares or the EWZ Shares (and therefore the price of the Underlying ETFs at the time we price the Notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares, the FXI Shares or the EWZ Shares could affect the value received at maturity with respect to the Notes and therefore the trading prices of the Notes. Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying ETFs.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the FXI Shares or the EWZ Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the Notes under the securities laws. As a prospective purchaser of the Notes, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment in the FXI Shares or the EWZ Shares.

iShares(R) is a registered trademark of Barclays Global Investors, N.A. ("BGI"). The Notes are not sponsored, endorsed, sold, or promoted by BGI. BGI makes no representations or warranties to the owners of the Notes or any member of the public regarding the advisability of investing in the Notes. BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the Notes.

                        SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about May 15, 2009, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                        $

                                   [RBC LOGO]


                              Royal Bank of Canada

                         Buffered Bullish Digital Notes

                Linked to a Basket of ETFs, due November 15, 2010




                                  May 13, 2009